The information in this Terms and Highlights Summary is not complete and may be changed. This Terms and Highlights Summary relates to an effective Registration Statement under the Securities Act of 1933. We may not sell the Notes until we deliver a final Pricing Supplement. This Terms and Highlights Summary is not an offer to sell these Notes and is not soliciting an offer to buy these securities in any jurisdiction where the offer would not be permitted.

Terms and Highlights Summary No. 30 (to Product Supplement No. IB-1, dated May 17, 2006, the Prospectus dated May 28, 2003 and the Prospectus Supplement dated May 28, 2003)	Filed Pursuant to Rule 433 Registration No. 333-104577

Subject to completion, dated May 18, 2006

$

CANADIAN IMPERIAL BANK OF COMMERCE

Principal Protected Target Growth Redemption Notes

(Based on the Value of the Nikkei 225 Index)

Maturity Determined Pursuant To The Target Growth Redemption Feature

MERITS® #30

Investment Highlights

➢                                      The Maturity Date of the Notes will be the earlier of (i) the Stated Maturity Date of June 28, 2013 and (ii) the Target Redemption Date.

➢                                      The Target Redemption Date may be on one of six possible dates that are prior to the Stated Maturity Date and correspond to the six annual anniversaries of the issuance of the Notes.

➢                                      The first Possible Target Redemption Date is June 29, 2007. The last Possible Target Redemption Date is June 29, 2012.

➢                                      The latest possible Maturity Date is the Stated Maturity Date of June 28, 2013.

➢                                      The Target Redemption Date will be the first Possible Target Redemption Date, if any, on which the Cumulative Index Return of the Nikkei 225 Index associated with such Possible Target Redemption Date equals or exceeds the Target Growth Rate applicable to such Possible Target Redemption Date.

➢                                      The Target Growth Rate for each Possible Target Redemption Date corresponds to an annualized return of 15.00%, as more fully described herein.

➢                                      The Notes are principal protected. The full principal amount of the Notes will be repaid on the Maturity Date.

➢                                      If the Maturity Date is on a Target Redemption Date pursuant to the Target Growth Redemption Feature (prior to the Stated Maturity Date), we will also pay an Index Return Payment on the Maturity Date in an amount that corresponds to a return equal to the Target Growth Rate (15.00% annualized), as more fully described herein.

➢                                      If the Maturity Date is the Stated Maturity Date, we will also pay an Index Return Payment (which may be $0) on the Maturity Date equal to the greater of (i) $0 and (ii) an amount that corresponds to the return of the Nikkei 225 Index, as more fully described herein.

➢                                      Notes issued under the MERITS® program are rated Aa3 by Moody’s Investors Service.

➢                                      The Notes will not be listed on any securities exchange.

Your investment in the Notes involves risks. Please read “Risk Factors” beginning on page 14 of this Terms and Highlights Summary, on page PS-9 of Product Supplement No. IB-1 and beginning on page S-2 of the related prospectus supplement.

	Per Note		Total
Price to public	$1,000.00
Agents’ commission		(1)
Proceeds to us		(1)

(1)    The agents will receive a commission of $35.00 per Note sold through their efforts. We may, in our discretion, offer certain agents or subagents an additional commission of up to $5.00 per Note sold through their efforts.

We will deliver the Notes in book-entry form only through The Depository Trust Company on or about June 30, 2006, against payment in immediately available funds.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Terms and Highlights Summary No. 30, Index Supplement No. 30, Product Supplement No. IB-1, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

The Notes are our direct, unsecured and unsubordinated contractual obligations and will constitute deposit liabilities which will rank equally in right of payment with all of our deposit liabilities, except for obligations preferred by mandatory provisions of law. The Notes will not be insured by the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

Canadian Imperial Bank of Commerce has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement, Product Supplement No. IB-1 and Index Supplement No. 30) with the Securities and Exchange Commission for the offering to which this Terms and Highlights Summary No. 30 relates. Before you invest, you should read the prospectus in that registration statement, each prospectus supplement, Index Supplement No. 30, Product Supplement No. IB-1 and any other documents relating to this offering that Canadian Imperial Bank of Commerce has filed with the SEC for more complete information about Canadian Imperial Bank of Commerce and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Canadian Imperial Bank of Commerce, any agent or any dealer participating in this offering will arrange to send you the prospectus, each prospectus supplement, Index Supplement No. 30, Product Supplement No. IB-1 and this Terms and Highlights Summary No. 30 if you so request by calling toll-free (800) 693-6332 or sending an email to merits@adcord.com.

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject, any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

The agents may use this Terms and Highlights Summary No. 30 and the related Index Supplement No. 30, Product Supplement No. IB-1 and prospectus supplement in the initial sale of any Notes. In addition, CIBC World Markets Corp. or any other affiliate of ours may use this Terms and Highlights Summary No. 30 and the related Index Supplement No. 30, Product Supplement No. IB-1 and prospectus supplement in a secondary market transaction in any Note after its initial sale. Unless CIBC World Markets Corp. informs the purchaser otherwise in the confirmation of sale, this Terms and Highlights Summary No. 30 and the related Index Supplement No. 30, Product Supplement No. IB-1 and prospectus supplement are being used in a secondary market transaction.

The date of this Terms and Highlights Summary is June     , 2006

“Nikkei” and “Nikkei 225” are trademarks of Nihon Keizai Shimbun, Inc. and have been licensed for use by us and our affiliates. The Notes are not sponsored, endorsed, sold or promoted by Nihon Keizai Shimbun, Inc., and Nihon Keizai Shimbun, Inc. makes no representation regarding the advisability of investing in the Notes.

Terms and Highlights Summary

$ Canadian Imperial Bank of Commerce Principal Protected Target Growth Redemption Notes (Based on the Value of the Nikkei 225 Index)	MERITS® #30

Table of Contents

Summary Terms

How It Works

Payments on the Maturity Date

The Maturity Date of the Notes

The Target Growth Redemption Feature

Potential Index Return Payment on the Maturity Date

Hypothetical Example One

Hypothetical Example Two

Hypothetical Example Three

Hypothetical Example Four

Currency Considerations

U.S. Federal Income Tax Considerations

Additional Considerations

Historical Information

Additional Documents Specific to the Notes

Risk Factors

Summary Terms

You should read these summary terms and the other information in this Terms and Highlights Summary No. 30 together with the prospectus dated May 28, 2003, as supplemented by the prospectus supplement dated May 28, 2003 relating to our Equity Linked Notes of which the Notes are a part, and the more detailed information contained in the related Index Supplement No. 30 and Product Supplement No. IB-1. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the related Product Supplement No. IB-1, as an investment in the Notes involves risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. Unless otherwise indicated, all references to currency in this Terms and Highlights Summary No. 30 are to U.S. dollars. Please note that references to “CIBC,” “we,” “our,” and “us” refer only to Canadian Imperial Bank of Commerce and not to its consolidated subsidiaries.

Issuer:	Canadian Imperial Bank of Commerce

Rating:	Moody’s Investors Service Aa3

Issue Size:	TBD

Principal Protection:	100% at maturity

Issue Price:	100%

Denomination/Principal Amount:	$1,000

Payment on Maturity Date:	Principal Amount + Index Return Payment (if any)

Underlying Indices:	The Underlying Indices shall consist exclusively of the Nikkei 225 Index (the “Underlying Index”) (Bloomberg code: NKY <index>)

Index Weight:	100%

Maturity Date:	The earlier of (i) the Stated Maturity Date of June 28, 2013 and (ii) the Target Redemption Date.

Stated Maturity Date:	June 28, 2013

Target Redemption Date:

The first Possible Target Redemption Date, if any, on which the Cumulative Index Return associated with such Possible Target Redemption Date equals or exceeds the Target Growth Rate applicable to such Possible Target Redemption Date. The Possible Target Redemption Dates, Target Growth Determination Dates and Target Growth Rates are as shown below:

Possible Target Redemption Dates*	Target Growth Determination Dates**	Target Growth Rates
June 29, 2007	June 26, 2007	15.00000000%
June 30, 2008	June 25, 2008	32.25000000%
June 30, 2009	June 25, 2009	52.08750000%
June 30, 2010	June 25, 2010	74.90062500%
June 30, 2011	June 27, 2011	101.13571880%
June 29, 2012	June 26, 2012	131.30607660%

* Each Possible Target Redemption Date to be the third business day following the applicable Target Growth Determination Date.
** In each case, subject to adjustment for non-Trading Days or market disruption events as further described in the related Product Supplement No. IB-1.

Cumulative Index Return:	The Cumulative Index Return for each Possible Target Redemption Date is determined on the Target Growth Determination Date associated with such Possible Target Redemption Date and is equal to:
[Closing Index Value — Initial Index Value]
Initial Index Value

Notice of Redemption:

We will promptly announce any Target Redemption Date by issuing a press release. In addition, prompt notice thereof will be given to The Depository Trust Company with a request to promptly forward such notice to beneficial holders of the Notes.

Index Return Payment:	If the Maturity Date is on a Target Redemption Date (prior to the Stated Maturity Date), the Index Return Payment, per $1,000 principal amount of the Notes, will equal:
$1,000 x Target Growth Rate applicable to such Target Redemption Date otherwise,
If the Maturity Date is the Stated Maturity Date, the Index Return Payment, per $1,000 principal amount of the Notes, will equal the greater of:
(a)	$0; and,
(b)	Upside Participation	x	$1,000	x	[Final Index Value-Initial Index Value]
Rate	Initial Index Value

Upside Participation Rate:	100%

Initial Index Value:	, which is the Closing Index Value (as determined by the calculation agent) on the Pricing Date.

Final Index Value:	The Closing Index Value (as determined by the calculation agent) on the Determination Date.

Closing Index Value:

The official closing value (2nd session) of the Nikkei 225 Index (as determined by the calculation agent), on any Trading Day, or any successor index published by the Underlying Index sponsor on that Trading Day. In certain circumstances, the Closing Index Value will be based on the alternative calculation of the Nikkei 225 Index described under “Specific Terms of the Notes - Discontinuance of or Adjustments to the Underlying Indices; Alteration of Method of Calculation” in the related Product Supplement No. IB-1.

Listing:	The Notes will not be listed on any securities exchange.

Security Codes:	CUSIP: 13605F BG 2

Trustee & Paying Agent:	Wilmington Trust Company

Settlement:	DTC, Book-entry only, Transferable

Pricing Date:	Tuesday, June 27, 2006

Issue & Settlement Date:	Friday, June 30, 2006

Determination Date:

The Determination Date associated with the Stated Maturity Date is June 25, 2013, subject to adjustment for non-Trading Days or market disruption events as further described in the related Product Supplement No. IB-1.

How It Works

Payments on the Maturity Date

On the Maturity Date, we will pay the full principal amount of the Notes and an Index Return Payment, which may be $0 if the Maturity Date is the Stated Maturity Date, that depends upon the performance of the Nikkei 225 Index.

The Maturity Date of the Notes

The Maturity Date of the Notes is determined pursuant to the Target Growth Redemption Feature. The earliest possible Maturity Date is one (1) year from the Settlement Date (June 30, 2006) on the first Possible Target Redemption Date of June 29, 2007. The latest possible Maturity Date is seven (7) years from the Settlement Date, on the Stated Maturity Date of June 28, 2013. The determination of the Maturity Date is discussed in more detail in the section “The Target Growth Redemption Feature” below.

The Target Growth Redemption Feature

The Target Growth Redemption Feature determines the Maturity Date of the Notes.

Pursuant to the Target Growth Redemption Feature, the Maturity Date of the Notes is the earlier of (i) the Stated Maturity Date of June 28, 2013 and (ii) the Target Redemption Date. There are six Possible Target Redemption Dates corresponding to the annual anniversary dates of the issuance of the Notes. The six Possible Target Redemption Dates are June 29, 2007, June 30, 2008, June 30, 2009, June 30, 2010, June 30, 2011 and June 29, 2012.

The Maturity Date of the Notes will be one of the six Possible Target Redemption Dates if the Cumulative Index Return of the Nikkei 225 Index associated with such Possible Target Redemption Date equals or exceeds the Target Growth Rate corresponding to that Possible Target Redemption Date.

The Cumulative Index Return for each Possible Target Redemption Date is determined on the Target Growth Determination Date associated with each Possible Target Redemption Date and is equal to:

	Closing Index Value - Initial Index Value
Initial Index Value

The Closing Index Value used to determine the Cumulative Index Return for each Possible Target Redemption Date is the official closing value (2nd session) of the Nikkei 225 Index (as determined by the calculation agent), three (3) Trading Days prior to each Possible Target Redemption Date (each a Target Growth Determination Date) or any successor index published by the Underlying Index sponsor on that Trading Day.

The Initial Index Value is the Closing Index Value (as determined by the calculation agent) on the Pricing Date of June 27, 2006.

The Target Growth Rate corresponding to each Possible Target Redemption Date is:

Possible Target Redemption Date	Target Growth Determination Date	Target Growth Rate	Annualized Target Growth Rate
June 29, 2007	June 26, 2007	15.00000000%	15.00%
June 30, 2008	June 25, 2008	32.25000000%	15.00%
June 30, 2009	June 25, 2009	52.08750000%	15.00%
June 30, 2010	June 25, 2010	74.90062500%	15.00%
June 30, 2011	June 27, 2011	101.13571880%	15.00%
June 29, 2012	June 26, 2012	131.30607660%	15.00%

The Target Growth Redemption Feature can be summarized as follows:

Pursuant to the Target Growth Redemption Feature, the Maturity Date of the Notes is the earlier of (i) the Stated Maturity Date of June 28, 2013 and (ii) the Target Redemption Date[1], which is the first Possible Target Redemption Date, if any, on which the Cumulative Index Return equals or exceeds the Target Growth Rate applicable to such Possible Target Redemption Date.

1     We will promptly announce any Target Redemption Date by issuing a press release. In addition, prompt notice thereof will be given to The Depository Trust Company with a request to promptly forward such notice to beneficial holders of the Notes.

If the Cumulative Index Return never equals or exceeds the applicable Target Growth Rate associated with any Possible Target Redemption Date, the Maturity Date of the Notes will be the Stated Maturity Date of June 28,

2013.

The full principal amount of the Notes and the Index Return Payment, if any, will be paid on the Maturity Date.

How It Works

Potential Index Return Payment on the Maturity Date

If the Maturity Date of the Notes is prior to the Stated Maturity Date (i.e., the Maturity Date is one of the six Possible Target Redemption Dates pursuant to the Target Growth Redemption Feature), the Index Return Payment is the product of (i) the principal amount of the Notes and (ii) the Target Growth Rate corresponding to the relevant Target Redemption Date.

If the Maturity Date of the Notes is the Stated Maturity Date, (i.e., the Cumulative Index Return never equals or exceeds the Target Growth Rate applicable to any Possible Target Redemption Date), the Index Return Payment is the greater of (i) $0 and (ii) the product of (a) the Upside Participation Rate, which is 100%, (b) the principal amount of the Notes

and (c)	[Final Index Value - Initial Index Value]	*.
Initial Index Value

*This fraction is equivalent to and can be expressed as the Cumulative Index Return associated with the Stated Maturity Date. We will use both expressions interchangeably throughout the remainder of this Terms and Highlights Summary.

The Index Return Payment on the Maturity Date, if any, can be summarized as:

The Index Return Payment, per $1,000 principal amount of the Notes, is:

If the Maturity Date is a Target Redemption Date:

Possible Target Redemption Dates	Index Return Payment	Target Growth Rate	Annualized Target Growth Rate	Annualized Note Return
June 29, 2007	$150.00	15.00000000%	15.00%	15.00%
June 30, 2008	$322.50	32.25000000%	15.00%	15.00%
June 30, 2009	$520.88	52.08750000%	15.00%	15.00%
June 30, 2010	$749.01	74.90062500%	15.00%	15.00%
June 30, 2011	$1,011.36	101.13571880%	15.00%	15.00%
June 29, 2012	$1,313.06	131.30607660%	15.00%	15.00%

or, if the Maturity Date is the Stated Maturity Date:

Stated Maturity Date	Index Return Payment	Target Growth Rate	Annualized Target Growth Rate	Annualized Note Return
June 28, 2013	See Below	—	—	No Less Than 0%

The Index Return Payment associated with the Stated Maturity Date, per $1,000 principal amount of the Notes, is the greater of:

(i) $0, and
(ii) $1,000 x Cumulative Index Return

The Cumulative Index Return associated with the Stated Maturity Date is:

	Final Index Value - Initial Index Value
Initial Index Value

The Final Index Value is the Closing Index Value three (3) Trading Days prior to the Stated Maturity Date (the Determination Date). The Initial Index Value is the Closing Index Value on the Pricing Date.

If the Cumulative Index Return equals or exceeds the Target Growth Rate applicable to any Possible Target Redemption Date, the Maturity Date of the Notes will be that Target Redemption Date and the Notes will provide an annualized return equal to the annualized Target Growth Rate of 15.00%.

If the Cumulative Index Return never equals or exceeds the Target Growth Rate associated with any Possible Target Redemption Date, the Maturity Date of the Notes will be the Stated Maturity Date, and the Notes will provide an annualized return equal to the greater of (i) 0% and (ii) the annualized return of the Nikkei 225 Index over the full seven-year stated maturity of the Notes, as more formally set forth above.

How It Works

Hypothetical Example One

Please consider a hypothetical Initial Index Value of 17,000.00 for the Nikkei 225 Index and a subsequent hypothetical performance as shown in the chart below.

Hypothetical Performance of the Nikkei 225 Index:
Possible Target Redemption Date	Hypothetical Closing Index Value	Hypothetical Cumulative Index Return	Target Growth Rate
Year 1	19,381.65	14.0097%	15.00000000%
Year 2	22,677.52	33.3972%	32.25000000%
Year 3	—	—	—
Year 4	—	—	—
Year 5	—	—	—
Year 6	—	—	—

Stated Maturity Date
Year 7	—	—	—

The hypothetical Closing Index Value associated with the first Possible Target Redemption Date at the end of Year 1 is 19,381.65. The hypothetical Cumulative Index Return of 14.0097% is calculated as follows:

[19,381.65 - 17,000.00]	=	14.0097%
17,000.00

Since 14.0097% does not equal or exceed the Target Growth Rate of 15.00% associated with the first Possible Target Redemption Date, the Maturity Date of the Notes will not be on the first Possible Target Redemption Date at the end of Year 1.

The hypothetical Closing Index Value associated with the second Possible Target Redemption Date at the end of Year 2 is 22,677.52. The hypothetical Cumulative Index Return of 33.3972% is calculated as follows:

[22,677.52-17,000.00]	=	33.3972%
17,000.00

Since 33.3972% exceeds the Target Growth Rate of 32.25% associated with the second Possible Target Redemption Date, the Maturity Date of the Notes will be the Target Redemption Date at the end of Year 2.

The hypothetical performance of the Nikkei 225 Index and the determination of the Maturity Date pursuant to the Target Growth Redemption Feature are illustrated graphically in the chart below.

How It Works

Hypothetical Example One (cont’d)

Based on the hypothetical performance of the Nikkei 225 Index in this example, the Notes will mature on the Target Redemption Date, which is the second Possible Target Redemption Date, at the end of Year 2 and pay to investors the full principal amount of the Notes and an Index Return Payment that provides an investment return equal to the Target Growth Rate of 32.25%. The hypothetical payment to investors for each $1,000 principal amount of the Notes on the Maturity Date at the end of Year 2 is shown below.

Hypothetical Payment on the Maturity Date:

Maturity Date	Return of Principal	Index Return Payment	Total Payment	Annualized Return
Year 2	$1,000	$322.50	$1,322.50	15.00%

Hypothetical Example Two

Please again consider a hypothetical Initial Index Value of 17,000.00 for the Nikkei 225 Index and a subsequent hypothetical performance as shown in the chart below.

Hypothetical Performance of the Nikkei 225 Index:

Possible Target Redemption Date	Hypothetical Closing Index Value	Hypothetical Cumulative Index Return	Target Growth Rate
Year 1	16,490.69	-2.9959%	15.00000000%
Year 2	18,140.08	6.7064%	32.25000000%
Year 3	24,852.15	46.1891%	52.08750000%
Year 4	30,320.25	78.3544%	74.90062500%
Year 5	—	—	—
Year 6	—	—	—

Stated Maturity Date
Year 7
—	—	—	—

The hypothetical Closing Index Value associated with the first Possible Target Redemption Date at the end of Year 1 is 16,490.69.  The hypothetical Cumulative Index Return of –2.9959% is calculated as follows:

[16,490.69-17,000.00]	= -2.9959%
17,000.00

Since –2.9959% does not equal or exceed the Target Growth Rate of 15.00% associated with the first Possible Target Redemption Date, the Maturity Date of the Notes will not be on the first Possible Target Redemption Date at the end of Year 1.

The hypothetical Closing Index Value associated with the second Possible Target Redemption Date at the end of Year 2 is 18,140.08.  The hypothetical Cumulative Index Return of 6.7064% is calculated as follows:

[18,140.08-17,000.00]	= 6.7064%
17,000.00

Since 6.7064% does not equal or exceed the Target Growth Rate of 32.25% associated with the second Possible Target Redemption Date, the Maturity Date of the Notes will not be on the second Possible Target Redemption Date at the end of Year 2.

The hypothetical Closing Index Value associated with the third Possible Target Redemption Date at the end of Year 3 is 24,852.15.  The hypothetical Cumulative Index Return of 46.1891% is calculated as follows:

[24,852.15-17,000.00]	= 46.1891%
17,000.00

How It Works

Hypothetical Example Two (cont’d)

Since 46.1891% does not equal or exceed the Target Growth Rate of 52.0875% associated with the third Possible Target Redemption Date, the Maturity Date of the Notes will not be on the third Possible Target Redemption Date at the end of Year 3.

The hypothetical Closing Index Value associated with the fourth Possible Target Redemption Date at the end of Year 4 is 30,320.25.  The hypothetical Cumulative Index Return of 78.3544% is calculated as follows:

[30,320.25-17,000.00]	= 78.3544%
17,000.00

Since 78.3544% exceeds the Target Growth Rate of 74.900625% associated with the fourth Possible Target Redemption Date, the Maturity Date of the Notes will be the Target Redemption Date at the end of Year 4.

The hypothetical performance of the Nikkei 225 Index and the determination of the Maturity Date pursuant to the Target Growth Redemption Feature are illustrated graphically in the following chart.

Based on the hypothetical performance of the Nikkei 225 Index in this example, the Notes will mature on the Target Redemption Date, which is the fourth Possible Target Redemption Date, at the end of Year 4 and pay to investors the full principal amount of the Notes and an Index Return Payment that provides an investment return equal to the Target Growth Rate of 74.900625%.  The hypothetical payment to investors for each $1,000 principal amount of the Notes on the Maturity Date at the end of Year 4 is shown below:

Hypothetical Performance of the Nikkei 225 Index:

Maturity Date	Return of Principal	Index Return Payment	Total Payment	Annualized Return
Year 4	$1,000	$749.01	$1,749.01	15.00%

How It Works

Hypothetical Example Three

Please again consider a hypothetical Initial Index Value of 17,000.00 for the Nikkei 225 Index and a subsequent hypothetical performance as shown in the chart below.

Hypothetical Performance of the Nikkei 225 Index:

Possible Target Redemption Date	Hypothetical Closing Index Value	Hypothetical Cumulative Index Return	Target Growth Rate
Year 1	19,212.88	13.0169%	15.00000000%
Year 2	19,982.18	17.5422%	32.25000000%
Year 3	20,182.00	18.7176%	52.08750000%
Year 4	23,411.90	37.7171%	74.90062500%
Year 5	26,690.02	57.0001%	101.13571880%
Year 6	24,288.92	42.8760%	131.30607660%

Stated Maturity Date
Year 7	27,495.34	61.7373%	—

The hypothetical Closing Index Value associated with the first Possible Target Redemption Date at the end of Year 1 is 19,212.88.  The hypothetical Cumulative Index Return of –2.9959% is calculated as follows:

[19,212.88-17,000.00]	= 13.0169%
17,000.00

Since 13.0169% does not equal or exceed the Target Growth Rate of 15.00% associated with the first Possible Target Redemption Date, the Maturity Date of the Notes will not be on the first Possible Target Redemption Date at the end of Year 1.

The hypothetical Closing Index Value associated with the second Possible Target Redemption Date at the end of Year 2 is 19,982.18.  The hypothetical Cumulative Index Return of 17.5422% is calculated as follows:

[19,982.18-17,000.00]	= 17.5422%
17,000.00

Since 17.5422% does not equal or exceed the Target Growth Rate of 32.25% associated with the second Possible Target Redemption Date, the Maturity Date of the Notes will not be on the second Possible Target Redemption Date at the end of Year 2.

The hypothetical Closing Index Value associated with the third Possible Target Redemption Date at the end of Year 3 is 20,182.00.  The hypothetical Cumulative Index Return of 18.7176% is calculated as follows:

[20,182.00-17,000.00]	= 18.7176%
17,000.00

Since 18.7176% does not equal or exceed the Target Growth Rate of 52.0875% associated with the third Possible Target Redemption Date, the Maturity Date of the Notes will not be on the third Possible Target Redemption Date at the end of Year 3.

The hypothetical Closing Index Value associated with the fourth Possible Target Redemption Date at the end of Year 4 is 23,411.90.  The hypothetical Cumulative Index Return of 37.7171% is calculated as follows:

[23,411.90-17,000.00]	= 37.7171%
17,000.00

Since 37.7171% does not equal or exceed the Target Growth Rate of 74.900625% associated with the fourth Possible Target Redemption Date, the Maturity Date of the Notes will not be the fourth Possible Target Redemption Date at the end of Year 4.

The hypothetical Closing Index Value associated with the fifth Possible Target Redemption Date at the end of Year 5 is 26,690.02.  The hypothetical Cumulative Index Return of 57.0001% is calculated as follows:

[26,690.02-17,000.00]	= 57.0001%
17,000.00

Since 57.0001% does not equal or exceed the Target Growth Rate of 101.1357188% associated with the fifth Possible Target Redemption Date, the Maturity Date of the Notes will not be the fifth Possible Target Redemption Date at the end of Year 5.

How It Works

Hypothetical Example Three (cont’d)

The hypothetical Closing Index Value associated with the sixth Possible Target Redemption Date at the end of Year 6 is 24,288.92.  The hypothetical Cumulative Index Return of 42.8760% is calculated as follows:

[24,288.92-17,000.00]	= 42.8760%
17,000.00

Since 42.8760% does not equal or exceed the Target Growth Rate of 131.3060766% associated with the sixth Possible Target Redemption Date, the Maturity Date of the Notes will not be the sixth Possible Target Redemption Date at the end of Year 6.

Since the hypothetical Cumulative Index Return never equaled or exceeded the Target Growth Rate associated with any of the Possible Target Redemption Dates, target growth was not achieved and the Maturity Date of the Notes will be the Stated Maturity Date at the end of Year 7.

The hypothetical performance of the Nikkei 225 Index and the determination of the Maturity Date pursuant to the Target Growth Redemption Feature are illustrated graphically in the chart below.

Based on the hypothetical performance of the Nikkei 225 Index in this hypothetical example, the Notes will mature on the Stated Maturity Date at the end of Year 7.  The hypothetical Final Index Value of the Nikkei 225 Index at the end of Year 7 is 27,495.34.  This corresponds to a Cumulative Index Return of 61.7373%, calculated as follows:

[27,495.34-17,000.00]	= 61.7373%
17,000.00

On the Stated Maturity Date at the end of Year 7, the Notes will pay to investors the full principal amount of the Notes and an Index Return Payment that provides an investment return equal to the greater of (i) 0% and (ii) the Cumulative Index Return associated with the Stated Maturity Date.  Since the Cumulative Index Return is greater than 0.00%, the hypothetical Index Return Payment for each $1,000 principal amount of the Notes is $1,000 x 61.7373, or $617.37.  The hypothetical payment to investors for each $1,000 principal amount of the Notes on the Stated Maturity Date at the end of Year 7 is shown below:

Hypothetical Performance of the Nikkei 225 Index:

Maturity Date	Return of Principal	Index Return Payment	Total Payment	Annualized Return
Year 7	$1,000	$617.37	$1,617.37	7.11%

How It Works

Hypothetical Example Four

Please again consider a hypothetical Initial Index Value of 17,000.00 for the Nikkei 225 Index and a subsequent hypothetical performance as shown in the chart below.

Hypothetical Performance of the Nikkei 225 Index:

Possible Target Redemption Date	Hypothetical Closing Index Value	Hypothetical Cumulative Index Return	Target Growth Rate
Year 1	17,683.88	4.0228%	15.00000000%
Year 2	17,507.67	2.9863%	32.25000000%
Year 3	17,332.85	1.9579%	52.08750000%
Year 4	15,946.26	-6.1985%	74.90062500%
Year 5	14,670.95	-13.7003%	101.13571880%
Year 6	13,351.09	-21.4642%	131.30607660%

Stated Maturity Date
Year 7	14,552.77	-14.3955%	—

Again, since the hypothetical Cumulative Index Return never equaled or exceeded the Target Growth Rate applicable to any of the Possible Target Redemption Dates, target growth was not achieved and the Maturity Date of the Notes will be the Stated Maturity Date at the end of Year 7.

The hypothetical performance of the Nikkei 225 Index and the determination of the Maturity Date pursuant to the Target Growth Redemption Feature are illustrated graphically in the chart below.

Based on the hypothetical performance of the Nikkei 225 Index in this hypothetical example, the Notes will mature on the Stated Maturity Date at the end of Year 7. The hypothetical Final Index Value of the Nikkei 225 Index at the end of Year 7 is 14,552.77. This corresponds to a Cumulative Index Return of —14.3955%, calculated as follows:

[14,552.77-17,000.00]	=	-14.3955%
17,000.00

On the Stated Maturity Date at the end of Year 7, the Notes will pay to investors the full principal amount of the Notes and an Index Return Payment that provides an investment return equal to the greater of (i) 0.00% and (ii) the Cumulative Index Return associated with the Stated Maturity Date. Since the Cumulative Index Return is less than 0.00%, the hypothetical Index Return Payment is $0. The hypothetical payment to investors for each $1,000 principal amount of the Notes on the Stated Maturity Date at the end of Year 7 is shown below.

Hypothetical Performance of the Nikkei 225 Index:

Maturity Date	Return of Principal	Index Return Payment	Total Payment	Annualized Return
Year 7	$1,000	$0	$1,000	0.00%

How It Works

Currency Considerations

A direct investment in the Japanese stocks underlying the Nikkei 225 Index, from the perspective of a U.S. investor, would be exposed to changes in the exchange rate between the U.S. dollar and the Japanese yen. Generally, the return in U.S. dollar terms earned by U.S. investors in Japanese stock is helped by decreases in the value of the U.S. dollar relative to the Japanese yen. Likewise, the return in U.S. dollar terms would be harmed by increases in the value of the U.S. dollar relative to the Japanese yen.

The Index Return Payment on the Notes is not adjusted for changes in the exchange rate between the U.S. dollar and the Japanese yen. The determination of the Maturity Date of the Notes and the Index Return Payment will reflect the official closing value of the Nikkei 225 Index on each Target Growth Determination Date and the Determination Date, as the case may be. All payments from the Notes will be paid to investors in U.S. dollars.

Please see the discussion of currency risk in the “Risk Factors” section of both this Terms and Highlights Summary No. 30 and the related Product Supplement No. IB-1.

U.S. Federal Income Tax Considerations

The initial issue price of the Notes will be $1,000. For purposes of determining the comparable yield of the Notes, we intend to treat the Notes as having a maturity of seven years, although it is possible that the IRS could argue that the Notes, for U.S. federal income tax purposes, have a shorter maturity due to the possibility that we will be required to redeem the Notes earlier (i.e., on the Target Redemption Date). You must report consistently with our treatment of the Notes unless you timely disclose and justify a different position to the IRS. Based on this, we have determined that the comparable yield for the Notes is 5.63%, compounded semi-annually. If the Maturity Date (for U.S. federal income tax purposes) or the comparable yield were successfully challenged by the IRS, the redetermined term or yield could be materially different from the term or comparable yield (for U.S. Federal income tax purposes) provided by us, and the projected payment schedule, set out below, could also differ materially from the schedule provided by us. Based on the comparable yield, if you are an initial holder that holds a Note to maturity, and you pay your taxes on a calendar year basis, you would generally have to include as interest income each year the amounts set forth under “OID Accrual” in the chart below (subject to adjustment as described in the discussion under “Supplemental U.S. Federal Income Tax Consequences” in the related Product Supplement No. IB-1). The “Interest Income” columns for each possible Maturity Date in the chart below show the general results of such adjustments to interest income each year.

Tax Year	OID Accrual	Projected Payment Schedule	Interest Income If Maturity Is June 29, 2007	Interest Income If Maturity Is June 30, 2008	Interest Income If Maturity Is June 30, 2009	Interest Income If Maturity Is June 30, 2010	Interest Income If Maturity Is June 30, 2011	Interest Income If Maturity Is June 29, 2012	Interest Income If Maturity Is June 28, 2013

2006	$27.76	$0.00	$27.76	$27.76	$27.76	$27.76	$27.76	$27.76	$27.76

2007	$57.86	$0.00	$122.24	$57.86	$57.86	$57.86	$57.86	$57.86	$57.86

2008	$61.12	$0.00	—	$236.88	$61.12	$61.12	$61.12	$61.12	$61.12

2009	$64.56	$0.00	—	—	$374.14	$64.56	$64.56	$64.56	$64.56

2010	$68.20	$0.00	—	—	—	$537.71	$68.20	$68.20	$68.20

2011	$72.04	$0.00	—	—	—	—	$731.86	$72.04	$72.04

2012	$76.09	$0.00	—	—	—	—	—	$961.52	$76.09

									Index Return Payment less
2013	$39.64	$1,467.27	—	—	—	—	—	—	$427.63

Notice Pursuant to I.R.S. Circular 230. This discussion is not intended or written by CIBC or by its counsel to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed under U.S. tax laws. This discussion is provided to support the promotion and marketing of the Notes by CIBC. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor concerning the potential tax consequences of an investment in Notes.

Additional Considerations

Historical Information

Since its inception, the Nikkei 225 Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Nikkei 225 Index during any period shown below is not an indication that the value of the Nikkei 225 Index is more or less likely to increase or decrease at any time during the term of the Notes. You should not take the historical index levels as an indication of future performance of the Nikkei 225 Index. We cannot assure you that the future performance of the Nikkei 225 Index or the stocks underlying the Nikkei 225 index will result in you receiving an amount greater than the principal amount of your Notes on the Maturity Date. The actual performance of the Nikkei 225 Index over the life of the Notes may bear little relation to the historical levels shown below.

The graph below shows the daily performance of the Nikkei 225 Index from January 1, 2000 through April 17, 2006. The closing levels set forth herein were obtained from Bloomberg Financial Markets L.P., without independent verification, and the information about the Nikkei 225 Index set forth herein was obtained from publicly available documents.

The Nikkei Stock Average (also known as the “Nikkei 225 Index”) is Japan’s most widely watched stock price index. The Nikkei 225 Index is sponsored by Nihon Keizai Shimbun, Inc., and it has been calculated continuously since 1950. The constituent stocks of the Nikkei 225 Index are 225 actively traded issues of the Tokyo Stock Exchange, First Section. Please see the related Index Supplement No. 30 for more information on the Nikkei 225 Index.

Additional Documents Specific to the Notes

You should read these summary terms and the other information in this Terms and Highlights Summary No. 30 together with the prospectus dated May 28, 2003, as supplemented by the prospectus supplement dated May 28, 2003 relating to our Equity Linked Notes of which the Notes are a part, and the more detailed information contained in the related Index Supplement No. 30 and Product Supplement No. IB-1. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the related Product Supplement No. IB-1, as an investment in the Notes involves risks not associated with conventional debt securities. We urge you to consult your investment, legal,tax, accounting and other advisers before you invest in the Notes.

You may view these documents by visiting EDGAR on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing the filings of Canadian Imperial Bank of Commerce for the relevant date on the SEC website):

Product Supplement No. IB-1 dated May 17, 2006:

http://www.sec.gov/Archives/edgar/data/1045520/000110465906035635/a06-12124_1424b3.htm

Prospectus dated May 28, 2003, as supplemented by the Prospectus Supplement dated May 28, 2003:

http://www.sec.gov/Archives/edgar/data/1045520/000104746903020679/a2112534z424b2.htm

Alternately, you may obtain these documents without cost through CIBC, any agent or any dealer participating in this offering or by calling toll-free (800) 693-6332 or sending an email to merits@adcord.com.

Risk Factors

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Underlying Index, the stocks comprising the Underlying Index or contracts related to the Underlying Index. These risks are explained in more detail in the “Risk Factors” section of the related Product Supplement No. IB-1.

The terms of the Notes differ from those of conventional debt securities.

The terms of the Notes differ from those of conventional debt securities in that your return on your investment in the Notes will be based on the performance of the Underlying Index rather than a stated interest rate. Depending on the performance of the Underlying Index, the return on your investment in the Notes may be less than the amount you would have received on a conventional fixed or floating rate debt security.

The Notes may not pay more than the principal amount at maturity if the Maturity Date is the Stated Maturity Date.

It is possible that the Underlying Index may not increase over the relevant period. If the Maturity Date is the Stated Maturity Date and the Index Return Payment does not exceed zero, the amount of the Index Return Payment paid on the Maturity Date will be zero. Consequently, you may receive only the full principal amount of your Notes at maturity.

Owning the Notes is not the same as owning the Underlying Index stocks.

The return on your Notes will not reflect the return you would realize if you actually owned the common stocks comprising the Underlying Index and held such investment for a similar period. In addition, you will not receive any dividends that may be paid on any of the Underlying Index’s stocks by the Underlying Index’s stock issuers, nor will you have voting rights or any other rights that holders of the Underlying Index’s stocks may have.

The Closing Index Value on the Determination Date or a Target Growth Determination Date may be less than the value of the Underlying Index at other times during the term of the Notes.

Because the Closing Index Value will be calculated only on certain dates (the Determination Date and the Target Growth Determination Dates), the value of the Underlying Index at other times during the term of the Notes could be higher than the Closing Index Value on those dates.

Using the Closing Index Value for determining whether a Target Redemption Date has occurred or the amount of the Index Return Payment is not equivalent to using the average daily value of the Underlying Index over the entire period of measurement. Since the Determination Date is prior to the Stated Maturity Date and each Target Growth Determination Date is prior to the applicable Possible Target Redemption Date, you will not have exposure to the actual performance of the Underlying Index over the term of the Notes.

There are risks associated with investments in securities indexed to the value of foreign equity securities.

Some of the underlying stocks that constitute the Underlying Index have been issued by companies in countries outside of the United States. Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets as well as political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

The maturity payment amount for the Notes will not be adjusted for changes in the Japanese yen/U.S. dollar exchange rate.

Although the stocks underlying the Underlying Index are traded in Japanese yen, and the Notes, which are linked to the Underlying Index, are denominated in U.S. dollars, the maturity payment amount will not be adjusted for changes in the Japanese yen/U.S. dollar exchange rate. Changes in exchange rates, however, may reflect changes in the Japanese economy that in turn may affect the maturity payment amount for the Notes. The maturity payment amount will be based solely on the principal amount of the Notes plus the Index Return Payment, if any.

You will be required to pay taxes on your Notes each year.

For United States federal income tax purposes, the Notes are classified as debt instruments that provide for contingent interest. Under the rules applicable to debt instruments that provide for contingent interest, you generally will be required to include interest income each year you hold the Notes. Additionally, because the Notes will be classified as debt instruments that provide for contingent interest, you generally will be required to recognize ordinary income on the gain, if any, realized on a sale, upon maturity, or other disposition of the Notes. See “U.S. Federal Income Tax Considerations” above, as well as the discussion under “Supplemental U.S. Federal Income Tax Consequences” in the related Product Supplement No. IB-1.

Notice Pursuant to I.R.S. Circular 230. This discussion is not intended or written by CIBC or by its counsel to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed under U.S. tax laws. This discussion is provided to support the promotion and marketing by CIBC of the Notes. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor concerning the potential tax consequences of an investment in Notes.

Adjustments to the Underlying Index could adversely affect the value of the Notes.

Nihon Keizai Shimbun, Inc., the publisher of the Nikkei 225 Index, is responsible for calculating and maintaining the Nikkei 225 Index. The publisher of the Underlying Index can add, delete or substitute the stocks underlying the Underlying Index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the Underlying Index. Any of these actions could adversely affect the value of the Notes.

Risk Factors

Historical levels of the Underlying Index should not be taken as an indication of the future performance of the Underlying Index during the term of the Notes.

The trading prices of the Underlying Index’s stocks will determine the level of the Underlying Index. As a result, it is impossible to predict whether the level of the Underlying Index will rise or fall. Trading prices of the Underlying Index’s stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which the Underlying Index’s stocks are traded, the values of the Underlying Index’s stocks themselves and other equity securities.

Changes in our credit ratings may affect the value of the Notes.

Real or anticipated changes in our credit ratings may affect the trading value of the Notes. However, because your return on the Notes depends upon factors in addition to our ability to pay our obligations under the Notes, such as the percentage increase in the value of the Underlying Index, trends in the movement of the Underlying Index and the volatility of the Underlying Index, an improvement in our credit ratings will not reduce the other investment risks related to the Notes.

Secondary trading may be limited.

The Notes will not be listed on any securities exchange. There may be little or no secondary market for the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily.

We and our affiliates have no affiliation with the publisher of the Underlying Index and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with the publisher of the Underlying Index in any way (except for the licensing arrangement discussed in the related Index Supplement No. 30) and have no ability to control or predict the publisher’s actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of the Underlying Index. The publisher of the Underlying Index is not involved in the offering of the Notes in any way and does not have any obligation to consider your interest as an owner of Notes in taking any actions that might affect the value of your Notes.

We have derived the information about the Underlying Index from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Underlying Index contained in this Terms and Highlights Summary No. 30 or in the related Index Supplement No. 30. You, as an investor in the Notes, should make your own investigation into the Underlying Index and its publisher.

There are potential conflicts of interest between you and the calculation agent.

We will initially serve as the calculation agent. We will, among other things, determine the amount, if any, of the return paid out to you on the Notes at maturity and the Closing Index Value for the Underlying Index on the Determination Date and each Target Growth Determination Date. See the related Product Supplement No. IB-1 for more information on our role as calculation agent.

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the Notes.

We or our affiliates expect to enter into hedging activities related to the Notes (and possibly to other instruments linked to the Underlying Index or its component stocks), including trading in the stocks underlying the Underlying Index as well as in other instruments related to the Underlying Index. We or our affiliates may also trade the stocks underlying the Underlying Index and other financial instruments related to the Underlying Index on a regular basis as part of our general broker dealer and other businesses. Any of these hedging or trading activities on or prior to the day we price the Notes for initial sale to the public could potentially increase the Initial Index Value of the Underlying Index and, as a result, could increase the value at which the Underlying Index must close on the Determination Date before you receive an Index Return Payment or on a Target Growth Determination Date before a Target Redemption Date occurs. Additionally, such hedging or trading activities during the term of the Notes could potentially affect the value of the Underlying Index on the Determination Date and, accordingly, the amount of cash you will receive at maturity (if the Maturity Date is the Stated Maturity Date).

We can postpone a determination of the Closing Index Value on the Determination Date or a Target Growth Determination Date if a market disruption event with respect to the Underlying Index occurs on such date.

In our role as calculation agent, we may postpone any determination of the Closing Index Value of the Underlying Index if we determine that on the Determination Date or a Target Growth Determination Date for the Underlying Index, a market disruption event (as described in the accompanying Product Supplement No. IB-1) has occurred or is continuing with respect to the Underlying Index. If such a postponement occurs, in our role as calculation agent, we will determine the Closing Index Value for the Underlying Index on the first Trading Day after that date on which no market disruption event occurs or is continuing with respect to the Underlying Index.

A postponement of the determination of one or more of the Closing Index Values will postpone the determination of the Cumulative Index Return or the Index Return Payment (if such postponement occurs on the Determination Date). If the determination of the Closing Index Value for the Underlying Index on the Determination Date is postponed as a result of a market disruption event, the Stated Maturity Date of the Notes will be postponed until three business days after such last determination is made. If a Target Growth Determination Date is postponed as a result of a market disruption event, the Possible Target Redemption Date associated with such Target Growth Determination Date will be postponed until three business days after such last determination is made.

$ Canadian Imperial Bank of Commerce Principal Protected Target Growth Redemption Notes (Based on the Value of the Nikkei 225 Index)	MERITS® #30

Terms and Highlights Summary